As filed with the U.S. Securities and Exchange Commission on July 9, 2018

Registration No. 333-225920

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Amendment No.1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONVERSION LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2833	76-0238453
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1460 Broadway

New York, NY 10036

(866) 351-6907

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

(Name, address, including zip code, and telephone number
including area code, of agent for service)

(Former name or former address, if changed since last report.)

With copies to:

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Conversion Labs, Inc. has prepared this Amendment No. 1 to the Registration Statement (“Registration Statement”) on Form S-1 (File No. 333-225920) solely for the purpose of filing an updated Exhibit 5.1 to the Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fee	$186.13
FINRA Filing Fee	$500
Printing Fees and Expenses	$1,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Transfer Agent and Registrar Fees	$1,000
Miscellaneous Fees and Expenses	$500
Total*	$38,186.13

*  Estimated expenses.

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended certificate of incorporation provides that, to the maximum extent permitted by law, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On September 30, 2015, the Company issued an option to purchase 40,800 shares of common stock at a price of $0.10 per share to Anthony Bruzzese, one of the Company’s directors.

On October 8, 2015, the Company issued an option to purchase 60,000 shares of common stock at a price of $0.20 per share to an unrelated party.

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On October 8, 2015, the Company issued an option to purchase 50,000 shares of common stock at a price of $0.20 per share to an employee of the Company.

On May 2, 2016, the Company issued an option to purchase 75,000 shares of common stock at a price of $0.20 per share to an unrelated party.

On May 26, 2016, the Company issued an option to purchase 100,000 shares of common stock at a price of $0.20 per share to an unrelated party.

On July 1, 2016, the Company issued an option to purchase 50,000 shares of common stock at a price of $0.40 per share to an unrelated party.

On November 1, 2016, the Company issued an option to purchase 50,000 shares of common stock at a price of $0.20 per share to an employee of the Company.

On October 8, 2015, the Company issued an option to purchase 50,000 shares of common stock at a price of $0.20 per share to an employee of the Company.

On September 1, 2016, the Company issued two warrants each to purchase 50,000 shares of common stock at a price of $0.50 per share to two unrelated parties.

On September 21, 2016, the Company issued two warrants each to purchase 50,000 shares of common stock at a price of $0.20 and $0.50 per share to a former director, Ryan Aldridge.

On November 17, 2016, the Company issued a warrant to purchase 217,391 shares of common stock at a price of $0.40 per share to JOJ Holdings, LLC, an entity wholly owned by our Chief Executive Officer.

On December 23, 2016, the Company issued a warrant to purchase 37,500 shares of common stock at a price of $0.50 per share to an unrelated party.

In the third quarter of 2016 the Company commenced an offering pursuant to which it offered 11% subordinated promissory notes due in six (6) months in fifty thousand ($50,000) dollar increments combined with 62,500 shares of the Company’s common stock for a maximum offering amount of $200,000. In August and September 2016, the Company sold promissory notes totaling $150,000 to three unrelated individuals in connection with this offering. The Company issued the notes and common stock to accredited investors only pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

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On September 1, 2016, the Company issued 200,000 shares of common stock for $46,000 pursuant to Section 4(a)(2) of the Securities Act. In connection with this issuance the Company issued 100,000 warrants with an exercise price of $0.50 per share. These warrants are fully vested and expire in two years.

On January 2, 2017, the Company issued an option to purchase 100,000 shares at a price of $0.40 to an employee as a bonus at a value of $24,109. This option expires on January 1, 2027.

On January 12, 2017, the Company issued 1,183,490 shares at a price of $0.23 per share to JOJ Holdings, LLC, an entity wholly owned by our Chief Executive Officer, as a conversion of a portion of JOJ Holdings, LLC’s non-controlling interest in Immudyne PR, LLC, which was valued at $272,203.

On February 2, 2017, the Company issued an option to a former director, Ryan Aldridge, to purchase 500,000 shares of common stock at a price of $0.20 per share.

In the first quarter of 2017, the Company commenced a private placement to sell up to 4,000,000 shares of its common stock, coupled with warrants to purchase 2,000,000 shares of the Company’s common stock (with an exercise price of $0.40 per share), at a price per unit of $0.23. The Company has received subscriptions in the amount of 2,817,156 shares and 1,408,578 warrants for aggregate proceeds of $647,944. The Company issued the shares and warrants to accredited investors only pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The securities offered in the private placement have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Related to the private placement, and according to the same terms, on April 3, 2017, the Company issued 110,000 shares and warrants to purchase 55,000 shares for proceeds of $25,300.

On April 24, 2017, the Company owed money to Pilaris Laboratories of $131,103. The Company and Pilaris agreed to convert the debt into 217,930 shares of common stock and warrants to purchase108,696 shares at $0.40.

On June 1, 2017, the Company issued 125,000 shares to a third-party consultant for services rendered at a value of $45,000.

 On July 1, 2017, the Company issued an options to employees or directors to purchase 625,000 shares of common stock at a price of $0.35 per share.

On August 7, 2017, the Company issued 50,000 shares to a third-party consultant for services rendered at a value of $20,000.

On August 8, 2017, the Company issued 100,000 shares to a third-party consultant for services rendered at a value of $40,000.

 On September 15, 2017, the Company issued an option to purchase 100,000 shares of common stock at a price of $0.40 per share to an unrelated party for investor relations services.

On October 1, 2017, the Company issued an option to purchase 100,000 shares of common stock at a price of $0.35 per share to one of our directors, Michael Borenstein.

 On October 2, 2017, the Company issued an option to purchase 150,000 shares of common stock at a price of $0.40 per share to our CFO, Robert Kalkstein.

On November 3, 2017, the Company issued 135,721 shares at a price of $0.23 per share to JOJ Holdings, LLC, an entity wholly owned by our Chief Executive Officer, as a conversion of a portion of JOJ Holdings, LLC’s non-controlling interest in Immudyne PR, LLC, which was valued at $31,215.83.

On November 12, 2017, the Company issued 100,000 shares to an employee as a bonus at a value of $44,000.

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The Company issued options and restricted stock as compensation to its officers and directors during the fiscal year 2017. Please see Executive Compensation and Compensation of Directors for details about the issuance of these shares.

On March 20, 2018, the Company issued 500,000 shares of restricted stock, valued at $120,000, to consultants to perform investor relation services. In addition, on March 26, 2018, the Company issued 100,000 warrants with an exercise price of $0.50 per share as part of an agreement to acquire the rights to sell additional products online. The warrants were valued using a Black-Scholes model and had a grant-date value of $20,746.

On May 24, 2018, the Company issued 1,000,000 shares of restricted stock, valued at $290,000, to JLS Ventures LLC, an entity owned and controlled by the Company’s Chief Executive Officer, Mr. Justin Schreiber for services rendered to the Company.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit No.	Description
3.1	Certificate of Incorporation of Immudyne, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration on Form S-1 (File No. 333-184487) filed on October 18, 2012)
3.2	Certificate of Amendment of Certificate of Incorporation of Immudyne, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration on Form S-1 (File No. 333-184487) filed on October 18, 2012)
3.3	Bylaws of Immudyne, Inc. as currently in effect (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2018)
3.4	Certificate of Amendment of Certificate of Incorporation of Immudyne, Inc., dated September 21, 2017 (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on From 8-K (filed with the SEC on September 25, 2017)
3.5**	Certificate of Amendment of Certificate of Incorporation of Conversion Labs, Inc.
4.1	Form of Subscription Agreement (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration on Form S-1 (File No. 333-184487) filed on October 18, 2012)
5.1†	Opinion of Lucosky Brookman LLP
10.1	Written Description of Royalty Agreement between Immudyne, Inc. and Mark McLaughlin (Incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-184487) filed on December 5, 2012)
10.2#	Employment Agreement, as amended, between Immudyne, Inc. and Mark McLaughlin, effective as of October 12, 2012 Incorporated herein by reference to Exhibit 10.2 to the Company’s Registration on Form S-1 (File No. 333-184487) filed on October 18, 2012)
10.3#	Director Agreement between Immudyne, Inc. and Anthony Bruzzese M.D., dated as of April 20, 2011 (Incorporated herein by reference to Exhibit 10.3 to the Company’s Registration on Form S-1 (File No. 333-184487) filed on October 18, 2012)
10.5#	Director and Legal Services Agreement between Immudyne, Inc. and John R. Strawn, dated as of April 20, 2011 (Incorporated herein by reference to Exhibit 10.5 to the Company’s Registration on Form S-1 (File No. 333-184487) filed on October 18, 2012)
10.6	Employment Agreement, as amended, between Immudyne, Inc. and Brunilda McLaughlin d/b/a McLaughlin International, dated as of April 20, 2011 (Incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-184487) filed on December 5, 2012)
10.7	Lease Agreement, as amended, between Cabot Industrial Properties L.P. and Immudyne, Inc., dated May 15, 2011 (Incorporated herein by reference to Exhibit 10.7 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-184487) filed on December 5, 2012)
10.8	Letter Agreement between Immudyne, Inc. and MMP, dated December 19, 2011(Incorporated herein by reference to Exhibit 10.8 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-184487) filed on January 23, 2013)
10.9	Operating Agreement of Immudyne PR LLC dated April 1, 2016 (Incorporated herein by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K (File No. 333-184487) filed on April 7, 2016)
10.10	Services Agreement with JLS Ventures, LLC dated April 1, 2016 (Incorporated herein by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K (File No. 333-184487) filed on April 7, 2016)
10.11	Services Agreement with American Nutra Tech, LLC dated April 1, 2016 (Incorporated herein by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K (File No. 333-184487) filed on April 7, 2016)

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Exhibit No.	Description
10.12	Director Agreement by and between the Company and Justin Schreiber (Incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017)
10.13	Director Agreement by and between the Company and Stefan Galluppi (Incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017)
10.14	Second Amendment to Services Agreement by and between the Company and JLS Ventures, LLC (Incorporated herein by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017)
10.15	Employment Agreement with Mark McLaughlin, dated July 1, 2017 (Incorporated herein by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017)
10.16	Director Agreement by and between the Company and Anthony Bruzesse, dated July 1, 2017 (Incorporated herein by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017)
10.17	Director Agreement by and between the Company and John Strawn, dated July 1, 2017 (Incorporated herein by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017)
10.18	Director Agreement by and between the Company and Michael Borenstein, dated October 1, 2017 (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2017)
10.19	Consulting Agreement by and between the Company and Mr. Kalkstein, dated October 2, 2017, (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2017)
10.20	Agreement by and between the Company and JOJ Holdings, LLC dated November 20, 2017, (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2017)
10.21	Third Amendment to Services Agreement by and between the Company and JLS Ventures, LLC (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 28, 2017)
10.22	Purchase Agreement by and between the Company and Mark McLaughlin dated January 29, 2018 (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2018)
10.23	First Amendment to the Purchase Agreement by and between the Company and Mark McLaughlin dated February 7, 2018 (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2018)
10.24	Purpurex License Agreement by and between Immudyne, PR, LLC and M.Alphabet, LLC, dated March 26, 2018 (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2018)
10.25	Form of Membership Interest Purchase Agreement by and among nine individuals and Immudyne PR, LLC (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.26	Form of Line of Credit (Incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.27	Amended Operating Agreement of LegalSimpli Software, LLC (Incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.28	Form of Securities Purchase Agreement (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.29	Form of Senior Convertible Note (Incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.30	Form of Warrant (Incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.31	Form of Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.32	Form of Lock-Up Agreement (Incorporated herein by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.33	Form of Security Agreement (Incorporated herein by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.34	Form of Guaranty Agreement (Incorporated herein by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018)
10.35	License Agreement, dated November 26, 2017 by and between the Immudyne PR, LLC and One Down, LLC (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2018)
10.36

First Amendment to License Agreement, dated May 20, 2018 by and between the Immudyne PR, LLC and One Down, LLC (Incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2018)

16.1	Letter From PKF O’CONNOR DAVIES LLP Dated October 9, 2017 (incorporated by reference to Exhibit 16.1 on the Company’s Current Report on Form 8-K filed on October 10, 2017)
16.2	Letter from Rosenberg Rich Baker Berman & Company dated April 13, 2018 to the Securities and Exchange Commission. (Incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2018)
23.1**	Consent of Rosenberg Rich Baker Berman, P.A.
23.2**	Consent of PFK O’Connor Davies, LLP
23.3†	Consent of Lucosky Brookman LLP
24.1†	Power of Attorney (set forth on the Signature Page of the Registration Statement)

#	Indicates management contract or compensatory plan, contract or arrangement.
†	Filed herewith.
*	To be filed by amendment.
**	Previously filed.

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(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Juan, Puerto Rico, on July 9, 2018.

Conversion Labs, Inc.

By:	/s/ Justin Schreiber
Name: Justin Schreiber Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Justin Schreiber, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Justin Schreiber	Chief Executive Officer (Principal Executive Officer),	July 9, 2018
Justin Schreiber	President, Director

/s/ Robert Kalkstein	Chief Financial Officer (Principal Financial Officer),	July 9, 2018
Robert Kalkstein	Executive Vice President, Director

/s/ Stefan Galluppi	Director	July 9, 2018
Stefan Galluppi

/s/ John R. Strawn, Jr.	Chairman of the Board	July 9, 2018
John R. Strawn, Jr.

/s/ Anthony Bruzzese	Director	July 9, 2018
Anthony G. Bruzzese, M.D.

/s/ Joseph DiTrolio	Director	July 9, 2018
Joseph DiTrolio

/s/ Michael Borenstein	Director	July 9, 2018
Michael Borenstein, M.D.

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